UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2025

Bridge Investment Group Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40622	86-2769085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 East Sego Lily Drive, Suite 400 Salt Lake City, Utah	84070
(Address of Principal Executive Offices)	(Zip Code)

(801) 716-4500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	BRDG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2025, Bridge Investment Group Holdings Inc., a Delaware corporation (“Bridge”), held a special meeting (the “Special Meeting”) of stockholders, at which its stockholders voted on the two proposals set forth below. The proposals are described in further detail in Bridge’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 14, 2025. The voting results regarding each proposal are set forth below.

As of the close of business on May 2, 2025, the record date of the Special Meeting (the “Record Date”), there were 44,632,220 shares of Bridge Class A common stock, par value $0.01 per share, outstanding (“Bridge Class A Common Stock”) and 79,142,364 shares of Bridge Class B common stock, par value $0.01 per share, outstanding (“Bridge Class B Common Stock,” together with Bridge Class A Common Stock, “Bridge Common Stock”). At the Special Meeting, holders of the shares of Bridge Class A Common Stock were entitled to one vote per share held as of the close of business on the Record Date, and holders of the shares of Bridge Class B Common Stock were entitled to ten votes per share held as of the close of business on the Record Date. At the Special Meeting, the holders of (i) 28,996,857 shares of Bridge Class A Common Stock and (ii) 71,727,669 shares of Bridge Class B Common Stock, were present in person or represented by proxy, representing approximately 89.26% of the voting power of the outstanding shares of Bridge Common Stock entitled to vote at the Special Meeting, constituting a quorum to conduct business. At the Special Meeting, Bridge’s stockholders considered and voted on the following matters:

Proposal No. 1: A proposal to adopt the Agreement and Plan of Merger, dated as of February 23, 2025, by and among Bridge, Bridge Investment Group Holdings LLC (“Bridge LLC”), Apollo Global Management, Inc. (“Apollo”), Aspen PubCo Merger Sub 1, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Apollo, Aspen Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Apollo and, solely for purposes of Section 6.16 thereof, Adam O’Farrell as representative of Bridge LLC (as it may be amended from time to time, the “Merger Agreement”), and the transactions contemplated thereby (the “Merger Proposal”).

The Merger Proposal was approved by the requisite vote of Bridge’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
746,161,161	110,642	1,744	—

Proposal No. 2: A proposal to approve the adjournment of the Special Meeting from time to time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement (the “Adjournment Proposal”).

The Adjournment Proposal was approved by the requisite vote of Bridge’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
745,367,628	68,423	837,496	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGE INVESTMENT GROUP HOLDINGS INC.

By:	/s/ Jonathan Slager
Name:	Jonathan Slager
Title:	Chief Executive Officer

Date: June 18, 2025